As filed with the Securities and Exchange Commission on December 20, 2002

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
 Under
The Securities Act of 1933

CAPSTONE TURBINE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	21211 Nordhoff Street	95-4180883
Chatsworth, CA 91311
(818) 734-5300
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Ake Almgren
President and Chief Executive Officer
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
(818) 734-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Neil Wolff
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class	Amount	Offering Price Per	Proposed Maximum	Amount of
of Securities to be Registered	to be Registered	Unit	Aggregate Offering Price (1)	Registration Fee

Common Stock, $.001 par value	3,994,817	$1.01	$4,034,765.17	$371.20

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of Registrant’s common stock on December 16, 2002, as reported on the Nasdaq National Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 20, 2002

CAPSTONE TURBINE CORPORATION

3,994,817 SHARES OF COMMON STOCK

     The selling stockholder listed on page 1 of this prospectus may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time of sale or a price privately negotiated.

     We will not receive any of the proceeds from the sale of the shares. However, we will pay substantially all expenses incident to their registration.

     Our common stock is quoted on the Nasdaq National Market under the symbol “CPST.” On December 16, 2002, the last reported sale price of our common stock was 1.02 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” LOCATED ON PAGE 1 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF COMMON STOCK COVERED BY THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December   , 2002

THE COMPANY
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SIGNATURES
EXHIBIT 5.1
EXHIBIT 23.2

     YOU SHOULD RELY ONLY ON INFORMATION OR REPRESENTATIONS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION.

     Our business and affairs may change following the date of this prospectus. We do not have an obligation to update the information in this prospectus after the date on the cover page.

THE COMPANY

     We were organized in 1988. All references to “Capstone,” “we” or “us” are to Capstone Turbine Corporation and include its subsidiaries, unless the context requires otherwise. Our principal executive office is located at 21211 Nordhoff Street, Chatsworth, California 91311. Our telephone number at that location is (818) 734-5300. Our Common Stock trades on the Nasdaq National Market under the symbol “CPST.”

     We develop, manufacture and market microturbine generator sets for use in stationary combined heat and power generation, resource recovery, hybrid electric vehicle and other power and heat applications in the markets for distributed power generation.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Some statements and information in this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Our results, performance or achievements may be materially different from those expressed or implied by such forward-looking statements. We may not, nor are we obligated to except as required by law, release revisions to forward-looking statements to reflect subsequent events.

RISK FACTORS

     An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, before purchasing the shares, prospective investors should carefully consider the risk factors described as “Item 5. Other Information Business Risks” in our Quarterly Report on Form 10-Q filed with the Commission on November 14, 2002.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the common stock.

SELLING STOCKHOLDER

     The name of the selling stockholder is UT Leasing Services, Inc. and the aggregate number of shares of our common stock registered by this prospectus that UT Leasing Services, Inc. may offer and sell is 3,994,817. Nevada Bond, LLC, an affiliate of the selling stockholder, purchased such shares of our common stock on October 28, 2002, pursuant to a private placement exempt from registration under Rule 506 of the Securities Act; the shares were assigned to the selling stockholder in November 2002. In connection with the private placement, we entered into a strategic alliance to integrate, sell and service combined heat and power solutions for commercial buildings with an affiliate of UT Leasing Services, Inc., United Technologies Corporation. The strategic alliance covers North America and most of Europe.

     Because the selling stockholder may sell or distribute all or a portion of the shares of common stock at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that the selling stockholder may have upon completion of this offering. Notwithstanding, the selling stockholder has contractually agreed in the private placement agreements not to sell any of such shares of our common stock, except under certain circumstances, until July 28, 2003. The selling stockholder did not hold any shares of our common stock prior to the private placement.

PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from the sale of the securities by the selling stockholder. The selling stockholder may sell the securities from time to time directly to purchasers. Alternatively, the selling stockholder may from time to time offer the securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the securities for whom they may act as agent. The selling stockholder and any brokers, dealers or agents who participate in the distribution of the securities may be deemed to be “underwriters,” and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholder may be deemed to be underwriter, the selling stockholder may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).

     The securities offered hereby may be sold from time to time by the selling stockholder, or, to the extent permitted by pledgees, donees, transferees or other successors in interest. The securities may be disposed of from time to time in one or more transactions through any one or more of the following:

(a)	a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

(c)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(d)	an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

(e)	in transactions otherwise than in the over-the-counter market;

(f)	through the writing of put or call options on the securities;

(g)	short sales of the securities and sales to cover the short sales;

(h)	the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

(i)	the distribution of the securities by any selling stockholder to its partners, members or shareholders; and

(j)	a combination of any of the above.

     These sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

     At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities. In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

     To the best of our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any broker, dealer, agent or underwriter regarding the sale of the securities by the selling stockholder. There is no assurance that the selling stockholder will sell any or all of the securities offered by it hereunder or that the selling stockholder will not transfer, devise or gift the securities by other means not described herein.

     Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with.

     The selling stockholder and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

     The validity of the shares of our common stock offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Capstone’s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy and information statements and other information with the Commission. You can inspect and copy these reports, proxy and information statements and other information concerning us at the Commission’s public reference facilities 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information about us.

     Parts of documents are incorporated by reference into this prospectus. You should read these documents in their entirety rather than relying just on the parts incorporated by reference. Some of these documents are exhibits to the Registration Statement. The Registration Statement together with its exhibits can be inspected and copied at the public reference facilities of the Commission referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by us with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this prospectus:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

3.	Proxy Statement for 2002 Annual Meeting of Stockholders;

4.	Current Report on Form 8-K dated August 14, 2002; and

5.	All reports, definitive proxy statements and other documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

     Any statement in this prospectus incorporated by reference is only incorporated to the extent that other statements in this prospectus do not modify or supersede it.

     You may request a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed in writing or by phone to:

Capstone Turbine Corporation
Investor Relations
21211 Nordhoff Street
Chatsworth, CA 91311
(818) 734-5300

     We will provide these documents and information to you without charge.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement. (1)

Securities and Exchange Commission Filing Fee	$371
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	1,000
Blue Sky Fees and Expenses	150
Transfer Agent and Registration Fees	2,000
Miscellaneous expenses	—

Total	$13,521

(1)	All of such expenses, other than the filing fee for the Commission, are estimates and are subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the “DGCL”) generally allows Capstone to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to Capstone’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by Capstone if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Capstone has adopted provisions in its Second Amended and Restated Certificate of Incorporation (the “Certificate”), which require Capstone, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone, and such other persons as may be required by statute or by Capstone’s bylaws (the “Bylaws”), against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. The Certificate further requires Capstone to eliminate, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. If the DGCL is later amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the Certificate provides that the liability of a director to Capstone shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

     The Certificate also empowers Capstone, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the Bylaws, against any liability which may be asserted against any director, officer or such other person.

     In addition, the Bylaws require that Capstone indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Capstone, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of Capstone, and at the discretion of the board of directors may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Capstone may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him and may enter into contracts providing for the indemnification of such person to the full extent permitted by law. To the full extent permitted by law, the indemnification provided under the Bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the Bylaws shall not be deemed to limit Capstone’s right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Capstone has entered into indemnity agreements (the “Indemnity Agreements”) with each director of Capstone, including directors who are also officers and employees of Capstone, and certain senior officers of Capstone. The Indemnity Agreements provide that Capstone will pay any expenses which an indemnitee is or becomes legally obligated to pay in connection with any proceeding, including any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of Capstone or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer of Capstone, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the indemnitee, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he was serving at the request of Capstone as a director, trustee, officer, employee or agent of Capstone or another corporation, partnership, joint venture, trust or other enterprise; provided, that in each such case the indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Capstone, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his conduct was unlawful.

     The payments to be made under the Indemnity Agreements include, but are not limited to, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under the Indemnity Agreement, except Capstone is not liable to make any payment under the Indemnity Agreements in connection with any claim made against an indemnitee (a) to the extent that payment is actually made to the indemnitee under a valid, enforceable and collectible insurance policy, (b) to the extent that the indemnitee is indemnified and actually paid otherwise than pursuant to the Indemnity Agreement, (c) in connection with a judicial action by or in the right of Capstone, in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Capstone unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper,

(d)  if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the indemnitee’s in fact having gained any personal profit or advantage to which he was not legally entitled, (e) for a disgorgement of profits made from the purchase and sale by the indemnitee of securities pursuant to Section 16(b) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and amendments thereto or similar provisions of any state statutory law or common law, (f) brought about or contributed to by the dishonesty of the indemnitee seeking payment pursuant to the Indemnity Agreement; however, notwithstanding the foregoing, the indemnitee shall be protected under the Indemnity Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated, or (g) for any judgment, fine or penalty which Capstone is prohibited by applicable law from paying as indemnity or for any other reason.

ITEM 16. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

NUMBER	EXHIBIT DESCRIPTION

5.1	Opinion of Counsel as to the validity of the shares of common stock.

23.1	Consent of Counsel (included in Exhibit 5.1 above).

23.2	Consent of Deloitte & Touche LLP.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chatsworth, state of California, on December 20, 2002.

CAPSTONE TURBINE CORPORATION

By: /s/ Karen Clark Karen Clark, Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Ake Almgren and Karen Clark, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. AKE ALMGREN Dr. Ake Almgren	Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2002

/s/ KAREN CLARK Karen Clark	Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2002

/s/ RICHARD AUBE Richard Aube	Director	December 20, 2002

/s/ JOHN JAGGERS John Jaggers	Director	December 20, 2002

/s/ JEAN-RENE MARCOUX Jean-Rene Marcoux	Director	December 20, 2002

/s/ JOHN G. MCDONALD John G. Mcdonald	Director	December 20, 2002

/s/ ELIOT G. PROTSCH Eliot G. Protsch	Director	December 20, 2002

/s/ ERIC YOUNG Eric Young	Director	December 20, 2002

EXHIBIT INDEX

NUMBER	EXHIBIT DESCRIPTION

5.1	Opinion of Counsel as to the validity of the Shares.

23.1	Consent of Counsel (included in Exhibit 5.1 above).

23.2	Consent of Deloitte & Touche LLP.